EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Digi International, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota September 16, 2010